                                                                    EXHIBIT 99.1


                                               [HOTEL RESERVATIONS NETWORK LOGO]


FOR IMMEDIATE RELEASE
MONDAY, JANUARY 28, 2002



          HOTEL RESERVATIONS NETWORK ANNOUNCES RECORD RESULTS FOR 2001
               Adjusted EPS: $0.27 for 4th Quarter, $1.00 for Year


DALLAS, TEXAS, JANUARY 28, 2002 - HOTEL RESERVATIONS NETWORK (NASDAQ: ROOM), the leading provider of discount hotel rooms worldwide, today announced record revenues, EBITDA, and adjusted EPS for the 4th quarter and full year ended December 31, 2001, despite a weakened economy and a challenging travel environment.

     4TH QUARTER HIGHLIGHTS:                       2001 FULL YEAR HIGHLIGHTS:
     ----------------------                        -------------------------

- -    REVENUE: $141.7 MM, UP 42%               -    REVENUE: $536.5 MM, UP 64%
- -    EBITDA: $22.9 MM, UP 30%                 -    EBITDA: $81.4 MM, UP 55%
- -    ADJUSTED EPS: $0.27, UP 23%              -    ADJUSTED EPS: $1.00, UP 43%
- -    ROOM NIGHTS: 1,187,000, UP 70%           -    ROOM NIGHTS: 4,243,000, UP 74%
- -    PROPERTIES: 677 ADDED IN Q4              -    PROPERTIES: 4,567, UP 76%


                                                           3 MONTHS ENDED:                     12 MONTHS ENDED:
                   FINANCIAL DATA                       ---------------------       %        ---------------------        %
(in 000's, except per share data)                       12/31/01     12/31/00     CHANGE     12/31/01     12/31/00     CHANGE
- ---------------------------------                       --------     --------     ------     --------     --------     ------

Net Revenue                                             $ 141,668    $ 100,014      +42%     $ 536,497     $ 327,977      +64%
Gross Profit                                            $  46,144    $  32,497      +41%     $ 166,218     $ 102,184      +63%
EBITDA                                                  $  22,858    $  17,637      +30%     $  81,449     $  52,641      +55%
Adjusted Net Income                                     $  15,637    $  12,608      +24%     $  57,596     $  37,570      +53%
Adjusted Earnings Per Share, Diluted                    $    0.27    $    0.22      +23%     $    1.00     $    0.70      +43%
Net Income(1)                                           $   4,805    $   5,154       -7%     $  12,907     $  10,832      +19%
Earnings Per Share, Diluted                             $    0.08    $    0.09      -11%     $    0.23     $    0.20      +15%
Weighted Average Shares O/S, Diluted                       57,891       56,343       +3%        57,343        53,580       +7%
 (1) See Note 4 to Condensed Statement of Operations

OPERATING DATA

Room Nights Sold, net of cancellations(2)               1,187,000      699,900      +70%     4,243,000     2,433,000      +74%
Cities Served(2)                                              178           97      +84%           178            97      +84%
Properties(2)                                               4,567        2,600      +76%         4,567         2,600      +76%
Affiliates (HRN + TravelNow)(3)                            23,808       16,200      +47%        23,808        16,200      +47%

 (2) Excludes TravelNow
 (3) 2000 data is pro forma

For the 4th quarter ended December 31, 2001, HRN increased its net revenue by 42% to $141.7 million from $100.0 million a year earlier. EBITDA increased 30% to $22.9 million from $17.6 million, while adjusted net income (which excludes all non-cash expenses including depreciation and amortization, amortization of goodwill, non-cash marketing and distribution expenses, and the related tax effects of these non-cash items) increased 24% to $15.6 million from $12.6 million. Adjusted earnings per share, diluted, increased by 23% to $0.27 from $0.22.

For the full year ended December 31, 2001, HRN increased its net revenue by 64% to $536.5 million from $328.0 million a year earlier. EBITDA increased 55% to $81.4 million from $52.6 million, while adjusted net income (which excludes all non-cash expenses including depreciation and amortization, amortization of goodwill, non-cash marketing and distribution expenses, and the related tax effects of these non-cash items) increased 53% to $57.6 million from $37.6 million. Adjusted earnings per share, diluted, increased by 43% to $1.00 from $0.70.

MANAGEMENT'S COMMENTS

"2001 was another strong year for HRN. We are very pleased to have exceeded expectations in a time of economic uncertainty marked by one of the worst downturns in the travel industry in recent history" said David Litman, chairman and chief executive officer of Hotel Reservations Network. "Because of the precipitous decline in travel, major airlines eliminated over 20% of their schedules and hotels on average reduced rates by approximately 17%. Yet, we were still able to show solid growth in revenue and profits. We are most excited about the growth of 74% in room nights sold, albeit at lower room rates. As room rates begin to increase over this year, we would expect to benefit even more from the high growth in our transaction volumes."

                              98% CAGR in Revenue,
                                   1997-2001
                                  ($ millions)

                              1997            $ 35
                              1998              66
                              1999             162
                              2000             328
                              2001             536


                               95% CAGR in EBITDA,
                                   1997-2001
                                  ($ millions)

                              1997            $ 6
                              1998             11
                              1999             24
                              2000             53
                              2001             81

Mr. Litman continued, "After 10 years in this business we have proven ourselves to be the premier supplier of accommodation values. In this economic slowdown our lodging partners have turned to us for continued support in filling rooms, and hundreds of new properties have come to us because of our demonstrated track record. We added 667 new properties in the fourth quarter, the most ever added in a single quarter, for a total of over 4,500 properties at the end of 2001."

"We have examined every aspect of our business during the last quarter and have reduced costs in many areas, while improving our service at the same time. We have also invested in the necessary infrastructure for our budgeted growth in the future," Mr. Litman noted.

"2002 has also started off well," Mr. Litman added. "While hotel pricing has not yet rebounded to the levels of recent years, our business is still growing rapidly. We set several new daily booking records in January, including the dollar amount of sales booked (over $2.5 million), the number of room nights booked (over 22,000), and the number of customer transactions (over 10,000). We are very encouraged by these trends."

Bob Diener, president of HRN, stated, "To build on this momentum, HRN intends to launch a new brand for our service in the first half of this year. At the time of the brand launch we will also introduce a new website, which adds many new enhancements to our existing functionality and features. We believe this will further increase our distribution and sales conversion rate of lookers to bookers. We will be supporting this brand launch with an advertising and public relations campaign that will consist of television, radio, print and on-line media throughout 2002. We expect to spend at least $10 million for this branding campaign, in addition to the $10-12 million we would ordinarily spend in marketing and advertising to support our direct channel. We will be tracking the results of our increased advertising closely to insure success."

Mr. Diener added, "We believe that the worldwide lodging market is so vast - with over $250 billion in annual sales - that there is more than ample room for us to build our own proprietary brand name while also continuing to strengthen and increase our distribution through our affiliate sales channels. We think that our branding campaign will help to increase the consumer's general awareness of booking hotels and lodging over the Internet and help increase affiliate sales as well as our own. We have barely scratched the surface of the potential of this huge market."

Mr. Diener further stated, "HRN is also pleased with the performance of both of our 2001 acquisitions, TravelNow and AceNet. TravelNow and its affiliates more than quadrupled the number of HRN's net rate hotel rooms sold in 2001 versus 2000. As a result of this and other efforts, TravelNow produced a substantial increase in revenue and EBITDA in 2001. Also, AceNet surpassed its 2001 budget for revenues and EBITDA. Atlantic City has proven to be a strong drive-to market and the management of AceNet was able to exceed our original expectations that were set prior to September 11th. These two companies are what HRN looks for when making acquisitions: strong management, demonstrated growth, and strategic value to HRN within our core area of focus, lodging. We will continue to evaluate other acquisition opportunities in 2002."

"We have often been asked in the past how we would be affected by calamitous external events and a soft economy, and unfortunately, the tragic events of September 11, 2001 caused us to experience both. Not only did HRN's bookings rebound quickly, but we exceeded our pre-September 11th outlook in a year when many in the travel sector struggled and did not meet expectations. Our results show the extraordinary resilience and strength of the HRN model."

BUDGET AND OUTLOOK

On October 22, 2001 HRN publicly released its 2002 full-year budget for revenue, EBITDA and adjusted EPS, as well as its outlook for 2003. These amounts were prepared as part of the company's regular annual budgeting cycle, although this was also in the wake of September 11th.

Based upon actual results achieved over the past three months, current business trends, and the company's current plans, HRN has revised its budget for 2002 and each of its four quarters. The company is also providing its current outlook for the full year of 2003:

Full year, 2002                          Revenue                        EBITDA                    Adjusted EPS
- ---------------                          -------                        ------                    ------------

Revised Budget                        $ 775 million                    $ 110 million                  $ 1.30

2002 Quarterly Data                      Revenue                        EBITDA                    Adjusted EPS
- -------------------                      -------                        ------                    ------------

Q1:  Revised Budget                   $ 150 million                  $  18 million                    $ 0.22
Q2:     "      "                      $ 197 million                  $  28 million                    $ 0.33
Q3:     "      "                      $ 212 million                  $  29 million                    $ 0.34
Q4:     "      "                      $ 216 million                  $  35 million                    $ 0.41

Full Year, 2003                          Revenue                        EBITDA                    Adjusted EPS
- ---------------                          -------                        ------                    ------------

Current Outlook                       $ 1.1 billion                  $ 156 million                    $ 1.82

The above information does not reflect any potential acquisitions that the company may complete in the future.


                                 CONFERENCE CALL

HRN management will provide additional insight and comment on its fourth quarter results, its initiatives, strategies, and outlook during a live conference call today at 11:00 am Eastern Time. The conference call will be webcast live on the Investor Relations section of the company's web site at www.hoteldiscount.com. To listen to the call, log on to the company's website at least 15 minutes early to register, download and install any necessary audio software. The call will also be available via telephone by dialing 800-360-9865. An audio archive of the conference call may be accessed at the company's website, and will be available by phone for two days after the conference call by dialing 800-428-6051 and entering pass code 225158.

Hotel Reservations Network (NASDAQ: ROOM), a majority-owned subsidiary of USA Networks, Inc.'s (NASDAQ: USAI) Interactive Group, is the leading provider of discount hotel accommodations worldwide, providing service through its own Web sites (www.hoteldiscount.com, www.180096hotel.com, www.condosaver.com, www.travelnow.com, www.acenethotels.com, and www.allluxuryhotels.com), more than 23,000 affiliated Web sites, and three toll-free call centers (1-800-2-HOTELS and 1-800-96-HOTEL). HRN provides travelers with a one-stop shopping source for hotel pricing, amenities and availability. HRN also specializes in providing travelers with accommodations for sold-out periods.

This news release contains "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. The company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the company's anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described under the section "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2000 (which is available upon request from the company or on the company's websites, www.hoteldiscount.com and www.180096hotel.com, under the heading "Investor Relations") may affect the future results of the company and cause those results to differ materially from those expressed in the forward-looking statements; material adverse changes in the economic conditions in the company's markets; future regulatory actions and conditions in the company's operating areas; competition from others; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and the ability to obtain and retain key executives and employees. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason.



GENERAL AND ANALYST INQUIRIES           MEDIA INQUIRIES

Molly Branch                            Lois Fuhr
Director of Investor Relations          Fuhr & Associates
214-361-7311, ext. 1331                 206-236-0606
mbranch@hoteldiscount.com               lfuhr@fuhrassoc.com



                            -FINANCIAL TABLES FOLLOW-

                        HOTEL RESERVATIONS NETWORK, INC.
                          CONDENSED STATEMENT OF INCOME
                                   (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)



                                                    THREE MONTHS ENDED DEC. 31,          TWELVE MONTHS ENDED DEC. 31,
                                                    ---------------------------          ----------------------------
                                                        2001           2000                  2001           2000
                                                     ---------      ---------              ---------      ---------

Revenues                                             $ 141,668      $ 100,014              $ 536,497      $ 327,977
Cost of revenues                                        95,524         67,517                370,279      $ 225,793
Gross profit                                            46,144         32,497                166,218        102,184
Operating expenses:
       Selling general and administrative               23,286         14,860                 84,769         49,543
       Non-cash marketing and
       distribution expenses (5)                         4,765          1,304                 16,976          4,260
       Amortization of goodwill                         11,784         10,619                 46,394         38,490
       Depreciation and other amortization               1,071            198                  2,268            725
Total operating expenses                                40,906         26,981                150,407         93,018
Income from operations                                   5,238          5,516                 15,811          9,166
Interest and other income, net                           1,386          2,864                  8,313          8,448
Income before income tax                                 6,624          8,380                 24,124         17,614
Provision for income tax (4)                             1,819          3,226                 11,217          6,782
NET INCOME (4)                                           4,805      $   5,154              $  12,907      $  10,832
Net income per share (basic)                         $    0.08      $    0.09              $    0.23      $    0.21
Net income per share (diluted)                       $    0.08      $    0.09              $    0.23      $    0.20
Weighted average shares
outstanding (basic) (1)                                 57,063         55,235                 56,419         52,774
Weighted average shares
outstanding (diluted) (1)                               57,891         56,343                 57,343         53,580
EBITDA (2)                                           $  22,858      $  17,637              $  81,449      $  52,641
ADJUSTED INCOME EXCLUDING
CERTAIN NON-CASH CHARGES (3):
Income before income tax                             $   6,624      $   8,380              $  24,124      $  17,614
Adjustment for non-cash and non-recurring
expenses:
       Depreciation and Amortization                     1,071            198                  2,268            725
       Amortization of goodwill                         11,784         10,619                 46,394         38,490
       Non-cash marketing and
       distribution expenses (5)                         4,765          1,304                 16,976          4,260
Total non-cash expenses                                 17,620         12,121                 65,638         43,475
Adjusted pre-tax income before non-cash
expenses                                                24,244         20,501                 89,762         61,089
Provision for income tax                                 8,607          7,893                 32,166         23,519
ADJUSTED NET INCOME                                  $  15,637      $  12,608              $  57,596      $  37,570
ADJUSTED EPS EXCLUDING CERTAIN
NON-CASH CHARGES (BASIC) (3)                         $    0.27      $    0.23              $    1.02      $    0.71
ADJUSTED EPS EXCLUDING CERTAIN
NON-CASH CHARGES (DILUTED) (3)                       $    0.27      $    0.22              $    1.00      $    0.70
Weighted average shares
outstanding (basic) (1)                                 57,063         55,235                 56,419         52,774
                                                     =========      =========              =========      =========
Weighted average shares
outstanding (diluted) (1)                               57,891         56,343                 57,343         53,580
                                                     =========      =========              =========      =========

NOTES:

(1) Weighted average shares outstanding for the calculation of earnings per share for the twelve months ended December 31, 2000 assumed the 38,999 shares of the Class B Common Stock was outstanding for the entire period and the 16,235 shares of Class A Common Stock and the dilutive effect of options and warrants issued at the time of the initial public offering are weighted for the period from February 25, 2000 to December 31, 2000.

(2) EBITDA is defined as income from operations plus non-cash marketing and distribution expenses, amortization of goodwill, and depreciation and other amortization.

(3) Adjusted Net Income and Adjusted EPS information is presented for informational purposes only and should not be considered as a substitute for the historical financial information presented in accordance with generally accepted accounting principles.

(4) Net income for the year reflects adjustments to increase tax expense in the amount of $1.9 million pertaining to year 2000 and the current year impact of $2.4 million resulting from the change in estimated valuation and amortization of goodwill for tax purposes, which was recorded at the time of the Company's initial public offering.

(5) Non-cash marketing and distribution expense includes amortization of warrants issued to affiliates, and non-cash marketing expense of $0.5 million related to television advertising on USA Networks.



                        HOTEL RESERVATIONS NETWORK, INC.
                           SELECTED BALANCE SHEET DATA
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                     DECEMBER 31,                 DECEMBER 31,
                                                         2001                         2000
                                                     ------------                 ------------
Cash & cash equivalents                               $  53,376                   $  53,058
Short-term investments held for sale                    165,737                     118,413
Fixed assets, net                                         8,699                       4,124
Accounts payable                                         53,679                      30,334
Deferred revenue                                         37,679                      31,221